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                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is effective as of October 1, 1996 between St. Francis Capital Corporation (the "Company"), a Wisconsin-chartered corporation, its successors and assigns, and John C. Schlosser (the "Executive").


                                    RECITALS

     WHEREAS, Executive is a key employee, whose extensive background, knowledge and experience in the savings and loan industry have substantially benefitted the Company and its subsidiary, St. Francis Bank, F.S.B. (the "Bank"), and whose continued employment as an executive member of the Company's management team, as Chairman of the Company's Board of Directors and as its President and CEO through January 22, 1997 and continuing as Chairman thereafter ("Corporate Position") will continue to benefit the Company in the future; and

     WHEREAS, the parties are mutually desirous of entering into this Agreement setting forth the terms and conditions for the employment relationship between the Company (hereinafter sometimes referred to as the "Employer") and Executive; and

     WHEREAS, the Board of Directors of the Company has approved and authorized entry into this Agreement with Executive.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

     1. Employment. The Company shall continue to employ Executive, and Executive shall continue to serve the Company, on the terms, conditions and for the period set forth in Section 2 of this Agreement.

     2. Term of Employment. The period of Executive's employment under this Agreement shall begin as of October 1, 1996 (the Commencement Date) and expire as of January 2, 1999, unless sooner terminated as provided herein. The term of employment as in effect from time to time hereunder shall be referred to as the "Employment Term".

     3. Positions and Duties. Executive shall serve the Company in his Corporate Position, which through January 22, 1997, shall include service as its President, CEO, and Chairman of its Board of Directors. Thereafter, during the balance of the Employment Term, Executive shall serve as Chairman of the Company's Board of Directors. As such, Executive shall serve as a consultant to the President, counseling with the President and CEO in such areas as






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may be requested and with such other duties and responsibilities as may be appropriate to Executive's position and as may be from time to time determined by the Company's Board of Directors to be necessary to its operations and in accordance with its bylaws.

     4. Compensation. As compensation for services provided pursuant to this Agreement, Executive shall receive from the Employer the compensation and benefits set forth below:

          (i) Base Salary. During the Employment Term, Executive shall receive from Employer a base salary ("Base Salary"), payable by the Company, which shall at no time be less than (i) $287,955 per annum for the period through January 31, 1997, or (ii) $150,000 per annum for the
     balance of the Employment Term thereafter.   Executive's Base Salary and
     other compensation shall be paid in accordance with the Employer's regular payroll practices as from time to time in effect.

          (ii) Other Benefits. During the Employment Term, Employer shall provide to Executive such benefits (or, with Executive's consent, equivalent benefits) as are generally made available to other Executive Officers, exclusive of benefits under bonus and/or stock incentive plans. Such benefits shall include participation by Executive in any group health, life, disability, or similar insurance program and in any pension, profit-sharing, Employee Stock Ownership Plan ("ESOP"), 401(k) or other or similar retirement program. Employer shall continue in effect any individual insurance plans or deferred compensation agreements in effect as of the Commencement Date and Executive shall be entitled to use of an automobile provided by Employer under the terms of such corporate automobile policy as they shall maintain in effect and as it may be amended from time to time.

     Executive shall receive vacation, sick time, personal days and other perquisites in the same manner and to the same extent as provided under the Employer's policies as in effect from time to time for other Executive Officers. Employer shall also reimburse Executive or otherwise provide for or pay all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Employer, including but not by way of limitation, travel expenses and all reasonable entertainment expenses (whether incurred at Executive's residence, while traveling or otherwise) subject to such reasonable documentation and other limitations as may be imposed by the Board of Directors of the Employer.

          Nothing contained herein shall be construed as granting Executive the right to continue in any benefit plan or program, or to receive any other perquisite of employment provided under this subsection 4(iii) following termination or

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     discontinuance of such plan, program or perquisite by the Board (except to the extent Executive had previously earned or accumulated vested rights therein).

     5.  Termination Other Than Following a Change-In-Control.   This Agreement
may be terminated, subject to payment of the compensation and other benefits described below, upon occurrence of any of the events described herein. In case of such termination, the date on which Executive ceases to be employed under this Agreement, after giving effect to any prior notice requirement, is referred to as the "Termination Date".

          (i) Death, Retirement. This Agreement shall terminate at the death or retirement of Executive. As used herein, the term "retirement" shall mean Executive's retirement in accordance with and pursuant to any retirement plan of the Employer generally applicable to Executive Officers or in accordance with any retirement arrangement established for Executive with his consent.

          If termination occurs for such reason, no additional compensation shall be payable to Executive under this Agreement except as specifically
     provided herein.   Notwithstanding anything to the contrary contained
     herein, Executive shall receive all compensation and other benefits to which he was entitled under Section 4 through the Termination Date and, in addition, shall receive all other benefits available to him under the Bank's benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

          (ii) Disability. This Agreement shall terminate upon the disability of Executive. As used in this Agreement, "disability" shall mean Executive's inability, as the result of physical or mental incapacity, to substantially perform his employment duties for a period of 90 consecutive days. Any question as to the existence of Executive's disability upon which Executive and Employer cannot agree shall be determined by a qualified independent physician mutually agreeable to Executive and Employer or, if the parties are unable to agree upon a physician within ten (10) days after notice from either to the other suggesting a physician, by a physician designated by the then president of the medical society for the county in which Executive maintains his principal residence. The costs of any such medical examination shall be borne by the Employer. If Executive is terminated due to disability, he shall be paid 100% of his Base Salary at the rate in effect at the time notice of termination is given for one year and thereafter an annual amount equal to 75% of such Base Salary for any remaining portion of the Employment Term, such amounts to be paid in substantially equal monthly installments and offset by any monthly payments actually received by Executive

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     during the payment period from (i) any disability plans provided by the
     Employer, and/or (ii) any governmental social security or workers compensation program.

          If termination occurs for such reason, no additional compensation shall be payable to Executive except as specifically provided herein. Notwithstanding anything to the contrary contained herein, Executive shall receive all compensation and other benefits to which he was entitled under
     Section 4 through the Termination Date and, in addition, shall receive all other benefits under the Employer's benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

          (iii) Cause. Employer may terminate Executive's employment under this Agreement for cause at any time, and thereafter their obligations under this Agreement shall cease and terminate. Notwithstanding anything to the contrary contained herein, Executive shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4, and the plans and programs provided therein, by reason of employment through the Termination Date.

           For purposes of this Agreement, "Cause" shall mean:

           (A) The intentional failure by Executive to substantially perform assigned duties (appropriate to his position and level of compensation) with the Employer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes Executive has not substantially performed his duties, advises Executive of what steps must be taken to achieve substantial performance, and allows Executive Sixty (60) days in which to demonstrate such performance;

           (B) Any willful act of misconduct by Executive;

           (C) A criminal conviction of Executive for any act involving dishonesty, breach of trust or a violation of the banking or savings and loan laws of the United States;

           (D) A criminal conviction of Executive for the commission of any felony;

           (E) A breach of fiduciary duty involving personal profit;

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            (F)  A willful violation of any law, rule or regulation (other than a traffic violation or similar offenses) or final cease and desist order; or

            (G) Personal dishonesty or material breach of any provision of this Agreement.

      For purposes of this Subsection (5)(iii), no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Employer.

          (iv) Voluntary Termination by Executive. Executive may voluntarily terminate his employment under this Agreement at any time by giving at least thirty (30) days prior written notice to Employer. In such event, Executive shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 through the date specified in such notice (the "Termination Date"), in addition to all other benefits available to him under benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

            (v)  Suspension or Termination Required by the OTS

            (A) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under section 8(e)(3), or section 8(g)(1), of the Federal Deposit Insurance Act [12 U.S.C. Section 1818(e)(3) and (g)(1)], the Employer's obligations under the Agreement shall be suspended as of the date of service of the notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall (i) pay Executive all of the compensation withheld while their obligations under this Agreement were suspended, and (ii) reinstate such obligations as were suspended.

            (B) If Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act [12 U.S.C. Section 1818(e)(4) or
                 (g)(1)], the obligations of the Employer under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

            (C) If the Bank is in default as defined in section 3(x)(1) of the Federal Deposit Insurance Act [12

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                 U.S.C. 1813 (x)(1)], all obligations under the  Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Executive.

            (D) All obligations under the Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the Employer's continued operations (i) by the Director of the OTS, or his or her designee at the time the FDIC or Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the OTS, or his or her designee, at the time it approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

            (E) In the event that 12 C.F.R. Section 563.39, or any successor regulation, is repealed, this section 5(v) shall cease to be effective on the effective date of such repeal. In the event that 12 C.F.R. Section 563.39, or any successor regulation, is amended or modified, this Agreement shall be revised to reflect the amended or modified provisions if: (1) the amended or modified provision is required to be included in this Agreement; or (2) if not so required, the Executive requests that the Agreement be so revised.

            (vi) Other Termination. If this Agreement is terminated (1) by the Employer other than for cause, death, disability or retirement or (2) by Executive due to a failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within thirty
     (30) days after notice of such non-compliance has been given by Executive to Employer; then following the Termination Date:

            (A) In lieu of any further salary payments to Executive subsequent to the Termination Date, Executive shall receive Severance Pay for the Covered Period, which shall be the remainder of the Employment Term. Payments under this Agreement shall be in accordance with the Employer's normal payroll practices, beginning with the first pay date following the Termination Date. The monthly rate of Severance Pay shall be determined based on the

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                 monthly Base Salary  that would have been payable to Executive under the terms of this Agreement for the Covered Period.

            (B) Employer shall maintain and provide for the period during which Severance Payments are to be made and ending at the earlier of
                 (i) the expiration of such period, or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which Executive was entitled to participate immediately prior to the Termination Date (other than retirement plans, deferred compensation, or stock compensation plans of the Employer), provided that in the event Executive's participation in any plan, program or arrangement as provided in this subparagraph
                 (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Termination Date.

            (C) In addition to such Severance Pay and continued benefits, Executive shall receive all other compensation and benefits in which he was vested or to which he was otherwise entitled under
                 Section 4 and the plans and programs provided therein by reason of employment through the Termination Date.

     6.  General Provisions.

            (i)  Successors; Binding Agreement.

            (A) No right or interest to or in any payments or benefits under this agreement shall be assignable or transferable in any respect by the Executive, nor shall any such payment, right or interest be subject to seizure, attachment or creditor's process for payment of any debts, judgments, or obligations of Executive.

            (B)  This Agreement shall be binding upon and inure to


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                 the benefit of and be enforceable by (1) Executive and his heirs, beneficiaries and personal representatives, and (2) the Employer and any successor organization.

            (ii) Noncompetition Provision. Executive acknowledges that the development of personal contacts and relationships is an essential element of the savings and loan business, that Employer has invested considerable time and money in his development of such contacts and relationships, that Employer could suffer irreparable harm if he were to leave employment and solicit the business of the Employer's customers, and that it is reasonable to protect the Employer against competitive activities by Executive. Executive covenants and agrees, in recognition of the foregoing and in consideration of the mutual promises contained herein, that in the event of a voluntary termination of employment by Executive pursuant to Section 5(iv), Executive shall not accept employment with any Significant Competitor of Bank for a period of twelve
       (12) months following such termination. For purposes of this Agreement, the term Significant Competitor means any financial institution including, but not limited to, any commercial bank, savings bank, savings and loan association, credit union, or mortgage banking corporation which, at the time of termination of Executive's employment, or during the period of this covenant not to compete, has a home, branch or other office in Milwaukee County or which has, during the twelve (12) months preceding Executive's termination, originated, or which during the period of this covenant not to compete originates, more than $50,000,000 in commercial or mortgage loans secured by real property in any such county.

            Executive agrees that the non-competition provisions set forth herein are necessary for the protection of the Employer and are reasonably limited as to (i) the scope of activities affected, (ii) their duration and geographic scope, and (iii) their effect on Executive and the public. In the event Executive violates the non-competition provisions set forth herein, the Employer shall be entitled, in addition to its other legal remedies, to enjoin the employment of Executive with any Significant Competitor for the period set forth herein. If Executive violates this covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

            (iii)  Notice.  For purposes of this Agreement, notices


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     and all other communications provided for in the Agreement  shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               St. Francis Capital Corporation
               3545 South Kinnickinnic Avenue
               Milwaukee, Wisconsin 53207
               Attn:  Secretary

          If to the Executive:

               Mr. John C. Schlosser
               W175 S7217 Lake Drive
               Muskego, Wisconsin 53150

     or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (iv) Expenses. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement (or to recover damages for breach of it), the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and necessary costs and disbursements incurred in such litigation, in addition to any other relief to which such prevailing party may be entitled.

          (v) Withholding. Employer shall be entitled to withhold from amounts to be paid to Executive under this Agreement any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold. Employer shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

          (vi) Notice of Termination. Any purported termination by the Employer under Sections 5(i), (ii), (iii), or (vi), or by Executive under
     Section 5(iv) or 5(vi) shall be communicated by written "Notice of Termination" to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety
     (90) days after such Notice of Termination is

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     given, except in the case of termination of Executive's  employment for
     Cause; and (iv) is given in the manner specified in Section 6(iii) of this Agreement.

          (vii) Miscellaneous. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by Executive and such officers of the Employer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and it is agreed that execution of this Agreement shall result in its superseding and extinguishing any rights of Executive under any other employment agreement previously in effect between himself, the Employer, or any affiliate of the Employer. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

          (viii) Mitigation; Exclusivity of Benefits. The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Termination Date or otherwise.

          (ix) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (x) Counterparts. This Agreement may be executed in several counterparts, each of which together will constitute one and the same instrument.

          (xi) Headings. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

           (xii) Effective Date. The effective date of this Agreement shall be the date indicated in the first section of this Agreement, notwithstanding the actual date of execution by any party.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                     Executive:



                                     ---------------------------------
                                     John C. Schlosser


                                     ST. FRANCIS CAPITAL CORPORATION



                                     By:
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                                     Its:
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